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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To: Sub Surface Waste Management of Delaware, Inc.

As independent certified public accountants, we hereby consent to the use in this Registration Statement on Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern dated December 13, 2003, included in Sub Surface Waste Management of Delaware, Inc. 's Annual Report on Form 10-KSB for the year ended September 30, 2003, and to all references to our Firm included in this Registration Statement


                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
                                        Russell Bedford Stefanou Mirchandani LLP


New York, New York
February 5, 2004